SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_| Preliminary Proxy Statement      |_| Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement

|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


         EQUISURE, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

    |X|  No fee required.

    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      (2)    Aggregate number of securities to which transaction applies

--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
      (4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      (5)    Total fee paid:

    |_| Fee paid previously with preliminary materials.

    |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

--------------------------------------------------------------------------------
      (2)    Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
      (3)    Filing Party:

--------------------------------------------------------------------------------
      (4)    Date Filed:




                                 EQUISURE, INC.
                             701 Fourth Avenue South
                          Minneapolis, Minnesota 55415



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 1997


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Equisure, Inc., a Minnesota corporation (the "Company") will be held on Friday, June 13, 1997, at 11:00 a.m. New York City Time in the Board Room of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881 for the following purposes:

         1. To elect six nominees to the Board of Directors to serve for a term of one year.

         2. To approve an amendment to the Company's Articles of Incorporation.

         3. To ratify the appointment of Stirtz Bernards Boyden Surdel & Larter as the independent auditors for the current fiscal year.

         4. To transact such other business as may properly come before the meeting and any adjournments thereof.

         Only holders of record of common stock of the Company at the close of business on May 15, 1997 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY IN THE REPLY ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE.

                                        BY ORDER OF THE BOARD OF
                                        DIRECTORS



                                        Barrie Harding
                                        President and Chief Executive Officer


May 28, 1997



                                 PROXY STATEMENT

                                 EQUISURE, INC.

                             701 FOURTH AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55415


                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 13, 1997



                                     GENERAL


         The enclosed Proxy is solicited by the Board of Directors of Equisure, Inc. (the "Company") for use at the annual meeting of the Company to be held Friday, June 13, 1997 at 11:00 a.m., New York City Time in the Board Room of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881, or any adjournment thereof. Such solicitation is being made by mail and may also be made by directors, officers and employees of the Company. Any Proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting thereof by so notifying the Company in writing at the above address, attention: Joseph Nielsen, North American Division Director, or by appearing and voting in person at the meeting. Shares represented by Proxies will be voted as specified in such Proxies. In the absence of specific instructions, Proxies received by the Board of Directors will be voted (to the extent they are entitled to be voted on such matters): (1) in favor of the nominees for directors named in this Proxy Statement; (2) for the amendment of the Company's Articles of Incorporation to set forth certain powers and purposes of the Company; (3) for the ratification of the appointment of Stirtz Bernards Boyden Surdel & Larter as the independent auditors of the Company and (4) in the Proxies' discretion upon such other business as may properly come before the meeting.

         Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This Proxy Statement and the Company's Annual Report (Form 10-KSB) for the year ended December 31, 1996 are being mailed to stockholders on or about May 21, 1997.


                                OUTSTANDING STOCK

         Common Stock, .001 par value ("Common Stock"), of which there were 11,131,488 shares outstanding on the Record Date constitutes the only class of outstanding voting securities issued by the Company. Each holder of Common Stock will be entitled to cast one vote in person or by proxy for each share of Common Stock held for the election of directors and for all other matters voted on at the annual meeting. Only stockholders of record at the close of business on May 15, 1997 will be entitled to vote at the meeting (the "Record Date").

         Information as to the name, address and stock holdings of each person known by the Company to be a beneficial owner of more than 5% of its Common Stock and as to the name, address and stock holdings of each director and nominee for election to the Board of Directors and by all officers, directors, and nominees, as a group, as of the Record Date is set forth below. Except as indicated below, the Company believes that each such person has the sole (or joint with spouse) voting and investment powers with respect to such shares.

                                                         Common Stock
                                                -------------------------------
           Name/Address                            Amount               Percent
                of                              Beneficially               of
       Stockholder/Director                        Owned                 Class
       --------------------                        -----                 -----

Pan Atlantic Investment Trust                    2,499,406               22.4%
Equihot Delfstoffen NV
Louisa Marialei 8
2018 Antwerpen
Belgium

Barrie Harding                                     201,000                1.8%
701 Fourth Avenue South
Minneapolis, Minnesota 55415

Prof. Gerda Elsen                                  200,000                1.8%
701 Fourth Avenue South
Minneapolis, Minnesota 55415

David J. Sachman                                   497,000                4.5%
701 Fourth Avenue South
Minneapolis, Minnesota 55415

Peter G. Uttley                                    200,000                1.8%
701 Fourth Avenue South
Minneapolis, Minnesota 55415

Peter Balchin                                          0                    -
701 Fourth Avenue South
Minneapolis, Minnesota 55415

Albert Delpy                                           0                    -
701 Fourth Avenue South
Minneapolis, Minnesota 55415

Directors and officers as a group (6 persons)      1,098,000              9.8%



                              ELECTION OF DIRECTORS

NOMINATION AND ELECTION OF DIRECTORS

         The Company's by-laws provide that the size of the Board of Directors shall be fixed by resolution of the Board of Directors. The Proxies granted by the stock holders will be voted at the annual meeting for the election of the persons listed below as directors of the Company.

                              NOMINEES FOR DIRECTOR

                                 Barrie Harding
                                 Peter G. Uttley
                                David J. Sachman
                              Professor Gerda Elsen
                                  Peter Balchin
                                  Albert Delpy

         In the event that one of more of the above named persons shall become unavailable for election, votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the Board of Directors, unless the Board of Directors determines to reduce its size appropriately. Each of the nominees other than Messrs. Balchin and Delpy, were elected to the Board of Directors at a special meeting of the stockholders held on May 10, 1996. Messrs. Balchin and Delpy were elected to the Board of Directors by the Directors on Febrauary 28, 1997.

DIRECTORS AND OFFICERS

         The directors and executive officers of the Company are as follows:

Name                       Age      Director Since                Position
----                       ---      --------------                --------
Barrie Harding             48            1996            President, Chief Executive Officer
                                                         and a Director

Peter G. Uttley            65            1996            Chairman and a Director

David J. Sachman           46            1996            Chief Financial Officer and
                                                         a Director

Professor Gerda Elsen      38            1996            Technical Officer, Actuary and
                                                         a Director

Peter Balchin              39            1997            Director

Albert Delpy               54            1997            Director


         Barrie Harding, has served as President, Chief Executive Officer and a Director since May 10, 1996. Mr. Harding has been in the insurance and reinsurance industry since 1965. From 1989 to 1993 Mr. Harding was Managing Director of Hull & Co. (UK) Limited, an insurance broking house. From 1994 to 1995, Mr. Harding was a director with Lloyd Brokers, Hogg Insurance Brokers Limited. In 1995 Mr. Harding formed Harding Associates, which performed insurance consulting services for various insurance companies. In 1996 Mr. Harding became a Director of Equihot Herverzekering N.V. and Equihot Verzekering N.V.

         Peter G. Uttley has served as Chairman of the Board and a Director since May 10, 1996. Mr. Uttley has been in the insurance business since 1959 and is a Fellow of the Insurance Institute of Canada. Over many years, Mr. Uttley has held senior directorships in both the United Kingdom and Canada. From 1990 to 1993 Mr. Uttley was a Director of Underwriter's Advisory Services Limited. Mr. Uttley's current directorships are as follows: since 1994 - Chairman of PB (Runoff) Limited, a Lloyds of London managing agent; and since 1995 - Director Equihot Herverzekering N.V., Director Equihot Verzekering N.V., Director of Owen and Wilby Underwriters Agency Limited, a Lloyds of London underwriting syndicate, and Chairman of Owl Holdings Limited, Lloyds of London.

         David J. Sachman has served as a Director and Chief Financial Officer since May 10, 1996. Mr. Sachman started his financial career in 1973 spending 15 years with Krediet Bank. From 1988 Mr. Sachman has been Director of Finance with the Equihot Group and is also currently a director of Equihot Herverzekering N.V. and Equihot Delfstoffen NV.

         Professor Gerda Elsen has served as a Director since May 10, 1996. Mrs. Elsen is a Professor of financial mathematics and in 1994 qualified as an actuary for insurance companies. Since 1986 Mrs. Elsen has held the position of Professor of financial mathematics, individual and collective life insurances at the University of Brussels in Belgium. From 1986 to 1995, Mrs. Elsen held consulting actuarial positions with Hewitt CBC SA and Area Benefits Network International Services S.C. in Brussels, both involved with insurance business. In 1996, Mrs. Elsen became a director of Equihot Herverzekering N.V. and Equihot Verzekering N.V.

         Peter Blachin has served as a Director since February 28, 1997. Mr. Balchin is a member of the Association of Certified Accountants having qualified in 1985. Mr. Balchin was the group accountant of DAK Group Limited, a materials handling company, from 1992 to 1995. Since 1995, Mr. Balchin has been managing director of Moving Edge Limited which is concerned with the marketing of health-safety products.

         Albert Delpy has served as a director since February 28, 1997. Since 1984, Mr. Delpy has worked in conjunction with the government of Monaco's audit department and is a senior auditor being an assistant to the Commission on Compte, de Societies. Since 1984, Mr. Delpy has also been the administrator of a number of organizations in Monaco.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         Messrs. Harding, Balchin and Delpy are the current members of the Audit Committee of the Board of Directors. The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial control practices of the Company. The Committee has general responsibility for review with management of the financial controls, accounting and audit and reporting activities of the Company. The Committee annually reviews the qualifications and engagement of the Company's independent accountants, makes recommendations to the Board as to their selection, reviews the scope, fees, and results of their audit, and reviews their management comment letters.

         Messrs. Harding and Sachman are the current members of the Compensation Committee, which oversees compensation for directors, officers and key employees of the Company.

         During fiscal 1996, the Board of Directors met seven times. Each director attended, in person or by telephone, 75% or more of the meetings of the Board of Directors held during 1996. The Audit and Compensation Committees were formed in fiscal 1997.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were timely complied with.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR.


                             EXECUTIVE COMPENSATION

         The following table summarizes the annual compensation paid for services rendered to the Company and its subsidiary for the fiscal years ended December 31, 1996, 1995 and 1994, by each of the most highly compensated executive officers of the Company whose compensation exceeded $100,000 in any such year.


  NAME AND PRINCIPAL POSITION          YEAR          SALARY(1)         BONUS            OTHER
  ---------------------------          ----          ---------         -----            -----
Barrie Harding, President,             1996           $150,000            --               --
Chief Executive Officer and            1995                 --            --               --
Director                               1994                 --            --               --

David J. Sachman, Chief                1996           $150,000            --               --
Financial Officer and Director         1995           $120,000            --               --
                                       1994           $108,000            --               --

----------------------

(1) The administrative structure of the Company at present permits it to operate efficiently without the need for a large number of employees. Consistent with this practice, Equisure has retained an independent management services company to provide services to Equisure. This independent company is also responsible for paying from a portion of the management fee paid to such company, Equisure's officers and directors for the services they provide to the Company. The amounts set forth above for the named executive officers were paid by the management company. The Company expects to discontinue the historical practice of compensating officers and directors through the management services arrangement and to begin compensating them directly during fiscal 1997.

         The Company does not have a stock option program or other similar forms of incentive compensation programs. The Compensation Committee of the Board of Directors is currently considering adopting a performance based incentive compensation program for officers and directors.



                              CERTAIN TRANSACTIONS


         Equihot Verzekering N.V. ("EV"), an insurance company which is owned 100% by Equihot Delfstoffen N.V. ("ED"), the founder and a major shareholder of the Company, fronts for the insurance which the Company provides with respect to ED's trading activities. Since a reinsurer does not directly insure the underlying risk, a reinsurer must enter into fronting arrangements with other insurance companies. Fronting arrangements are defined as reinsurance in which the ceding (reinsuring) insurance company issues a policy and reissues all or substantially all of the insurance risk with the reinsurer. EV provides this fronting service for a fee (2.5% on net ceded reinsurance premiums written for EV for periods prior to December 31, 1996, and 5% on such premiums from January 1, 1997 to December 31, 2005). The Company believes this fronting fee is normal commercial practice and believes 5% to be competitive with market rates. See
Note 8 to Notes to Consolidated Financial Statements in the Annual Report (Form 10-KSB) included with this Proxy Statement for transactions and balances which the Company has with ED and EV. Barrie Harding, Peter Uttley and Professor Gerda Elsen, Directors of the Company, are also Directors of EV and David J. Sachman and Professor Elsen, Directors of the Company, are also Directors of ED.

         On May 10, 1996, the Company acquired Equiholt Herverzekering N.V. from Equiholt Delfstoffen N.V. ("ED") pursuant to an exchange of 100% of the shares of Equiholt Herverzekering N.V. for 10,594,082 shares (adjusted to reflect a two-four-one stock split in November 1996) of the Company's common stock, representing approximately 95% of the Company's then outstanding shares of common stock. On July 23, 1996, a group of investors purchased an aggregate of 8,094,676 shares (adjusted for the November 1996 stock split) of the Company's common stock from ED. These investors included Messrs. Harding, Sachman and Uttley and Professor Elsen, who purchased an aggregate of 1,098,000 of such shares.


                     AMENDMENT OF ARTICLES OF INCORPORATION

PROPOSED AMENDMENT

         The Board of Directors proposes that the stockholders of the Company approve an amendment to the Company's Articles of Incorporation to specifically set forth certain powers and purposes of the Company. The Company has been formed for general business purposes and this amendment will not affect or restrict the powers or purposes of the Company, but is being recommended by the Board of Directors as it believes it is helpful to have certain of the powers and purposes of the Company, especially the power to provide insurance and reinsurance, to be set forth in the Company's Articles of Incorporation. Therefore, the Board of Directors recommends that stockholders approve an amendment to Article I of the Company's Articles of Incorporation to read as follows:

                  "Article I.  Name; Purposes

                  The name of this corporation is Equisure, Inc. (formerly Aloe Vera Naturel, Inc.). The purposes and powers of the corporation shall be: (i) general business purposes; (ii) to have and exercise all powers incident and necessary to affect all the purposes of the corporation, including providing insurance and reinsurance, borrowing money and issuing, selling or pledging bonds and other securities and obligations, subscribing for, purchasing or otherwise acquiring and holding with the same rights of ownership therein, including the right to vote, as may be permitted to natural persons, the shares, bonds and obligations of other companies; and (iii) to have and exercise all the powers, rights and privileges now or hereafter conferred by the laws of the State of Minnesota. The foregoing purposes and powers shall be construed liberally and shall in no way be limited or restricted by reference to or inference from the enumeration of specific powers or any other clauses or paragraphs of these Articles."


         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.


                        SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Stirtz Bernards Boyden Surdel & Larter as independent auditors of the Company for the fiscal year ending December 31, 1997. Stirtz Bernards Boyden Surdel & Larter served as the independent auditors of the Company for the year ended December 31, 1996. The Company does not anticipate that representatives of Stirtz Bernards Boyden Surdel & Larter will be present at the meeting.

         McGladrey & Pullen, LLP served as the independent accountants for the Company for fiscal 1995 and prior years. On May 10, 1996, in connection with the reorganization of the Company, the Company discontinued using McGladrey & Pullen, LLP. The reports of McGladrey & Pullen, LLP, regarding the Company's consolidated financial statements through December 31, 1995, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company's board of directors approved the decision to change independent accountants.

         In connection with the Company's audits through December 31, 1995 there have been no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of McGladrey & Pullen, LLP would have caused them to make reference thereto in their reports on the financial statements for such years. On May 10, 1996, the Company engaged Stirtz Bernards Boyden Surdel & Larter as its new independent accountants for the fiscal year ended December 31, 1996. Prior to such engagement, the Company did not engage or consult with Stirtz Bernards Boyden Surdel & Larter regarding the matters described in Regulation S-B, Item 304(a)(2).

         In the event the holders of the Common Stock do not ratify the appointment of Stirtz Bernards Boyden Surdel & Larter, the selection of other independent auditors will be considered by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF STIRTZ BERNARDS BOYDEN SURDEL & LARTER AS THE INDEPENDENT AUDITORS OF THE COMPANY.


                            PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders should be received by the President of the Company at the above address no later than February 26, 1998, in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.


                                  OTHER MATTERS

         The Board of Directors does not intend to bring before the meeting any business other than as set forth in this Proxy Statement, and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.

         Please sign and return promptly the enclosed Proxy in the envelope provided if you are a holder of Common Stock. The signing of a Proxy will not prevent your attending the meeting and voting in person.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   Barrie Harding
                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated:  May 28, 1997



                                 EQUISURE, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement dated May 28, 1997, hereby appoints the President and Chief Executive Officer, Barrie Harding, and the Chief Financial Officer, David J. Sachman, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Equisure, Inc. held of record by the undersigned on May 15, 1997, at the Annual Meeting of Shareholders to be held on Friday, June 13, 1997, in the Board Room of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881 at 11:00 a.m. New York City Time, and at any adjournment thereof.

                     WITHHOLD
               FOR   AUTHORITY                                                    FOR   AGAINST   ABSTAIN
1. Election    [ ]      [ ]        Nominees  Barrie Harding   2. Proposal to
   of                                        Peter G. Uttley     approve the      [ ]     [ ]       [ ]
   Directors                                 David Sachman       amendment to
                                             Prof. Gerda Elsen   the Company's
For, except vote withheld for the following  Peter Balchin       Articles of
nominees:                                    Albert Delpy        Incorporation.
___________________________________________
                                                              3. Proposal to
                                                                 ratify the       [ ]     [ ]       [ ]
                                                                 Appointment of
                                                                 Stirtz Bernards
                                                                 Boyden Surdel
                                                                 & Larter as the
                                                                 Independent
                                                                 Auditors for
                                                                 the Company.

                                                              4. In their
                                                                 discretion,      [ ]     [ ]       [ ]
                                                                 the Proxies are
                                                                 authorized to
                                                                 vote upon such
                                                                 other business
                                                                 as may properly
                                                                 come before the
                                                                 meeting.


                            (CONTINUED ON OTHER SIDE)



                           (CONTINUED FROM OTHER SIDE)

         This Proxy, when properly executed, will be voted in the manner directed on the Proxy be the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

   Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.


                                            ____________________________________
                                            (Signature)


                                            ____________________________________
                                            (Signature, if held jointly)


                                            Dated: _______________________, 1997

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.